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                                                                    EXHIBIT 10.1

                          P R O M I S S O R Y  N O T E

$__________                                                     November 2, 1998


     FOR VALUE RECEIVED, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, TANISYS TECHNOLOGY, INC., a Wyoming corporation ("Borrower"), PROMISES TO PAY TO THE ORDER OF __________________, individually ("Lender"), at
_______________________________________________________, the sum of
______________________________________________________________ Dollars
($___________) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from the date hereof until maturity at a fixed rate ("Stated Rate") equal to Ten Percent (10%) per annum, not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect, as such law may be interpreted, amended, revised, supplemented or enacted (the "Maximum Rate"), provided that if at any time the Stated Rate exceeds the Maximum Rate, then interest hereon shall accrue at the Maximum Rate. In the event the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Stated Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Stated Rate. The principal amount of this Note and accrued interest are payable as follows:

     (a) Interest shall be due and payable quarterly, with the first payment of interest due and payable ____________, 199_, and a similar interest payment due and payable each ninety (90) days thereafter until maturity of the Note (each an "Interest Payment Date").

     (b) Interest shall be payable, at the option of the Borrower, in cash or shares of common stock, no par value ("Common Stock"), of the Company. The Borrower shall provide Lender notice of its intention to pay interest in cash or shares of Common Stock not less than ten (10) business days prior to any interest payment date. If interest is paid in shares of Common Stock, the number of shares of Common Stock issuable on account of such interest shall equal the cash amount of interest due on such Interest Payment Date divided by the average of the closing bid price per share of Common Stock for the five (5) trading days immediately preceding the applicable Interest Payment Date.

     (c) The principal amount of this Note, and any unpaid accrued interest, shall be due and payable in full on November 1, 2000;

     (d) In the event the Borrower closes an underwritten public offering, principal and accrued interest shall be due and payable in full as of such closing date.

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     If Borrower shall default in the performance of the payment provisions of this Note, Lender shall notify Borrower of the default in writing by facsimile or by U.S. Certified Mail, Return Receipt Requested, and shall demand cure of the default. Borrower shall thereupon have five (5) days from receipt of notice from Lender in which to cure the default. In the event Borrower shall not cure the default within the five (5)-day cure period, Lender may, at its option, (i) accelerate and declare this Note immediately due and payable, (ii) pursue any and all other rights, remedies and recourses available to the holder hereof, at law or in equity, or (iii) pursue any combination of the foregoing. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

     In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at the Maximum Rate.

     Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

     Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 360-day year, except for calculations of the Maximum Rate, which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control; (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns, nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate; (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower; and
(4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this Note is uniform throughout the term hereof.

     The provisions of this Note shall be governed by the laws of the State of Texas.

     Each surety, guarantor and endorser agrees that this Note and the liens securing its payment may be renewed and the time of payment extended from time to time, without notice and without releasing any of the foregoing.



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     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

     Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid.

                                       TANISYS TECHNOLOGY, INC.

                                       By: /s/ Charles T. Comiso
                                           -------------------------------------
                                           Charles T. Comiso
                                           Chief Executive Officer and President



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